UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 16, 2016

Solitron Devices, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-04978	22-1684144
(Commission File Number)	(IRS Employer Identification No.)

3301 Electronics Way, West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

(561) 848-4311
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01.	Changes in Registrant's Certifying Accountant.

On August 16, 2016, the practice of Goldstein Schechter Koch, P.A. ("GSK"), which was engaged as the independent registered public accounting firm of Solitron Devices, Inc. ("Solitron" or the "Company"), was combined with BDO USA, LLP ("BDO") and the professional staff and partners of GSK joined BDO either as employees or partners of BDO. As a result of the transaction, GSK resigned as Solitron's independent registered public accounting firm on August 16, 2016. Solitron's Board of Directors intends to consider the appointment of a new independent registered public accounting firm in the near future.

The report of the independent registered public accounting firm of GSK regarding the Company's financial statements for the fiscal years ended February 29, 2016 and February 28, 2015 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended February 29, 2016 and February 28, 2015, and during the interim period from the end of the most recently completed fiscal year through August 16, 2016, the date of resignation, there were no disagreements with GSK on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of GSK, would have caused it to make reference to such disagreement in its reports; and there were no reportable events as described in paragraph (a)(i)(v) of Item 304 of Regulation SK.

The Company provided GSK with a copy of this Current Report on Form 8-K (the "Report") prior to its filing with the Securities and Exchange Commission ("SEC") and requested that GSK furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter has been filed as an exhibit to this Report.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter, dated August 22, 2016, from Goldstein Schechter Koch, P.A.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 22, 2016	SOLITRON DEVICES, INC.

/s/ Tim Eriksen
Tim Eriksen
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter, dated August 22, 2016, from Goldstein Schechter Koch, P.A.

4